EXHIBIT 24.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Carolina First Corporation

We consent to the use of our report dated January 22, 1998, related to the audits of the consolidated balance sheets of Carolina First Corporation as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, incorporated by reference herein.

                                                /s/ KPMG Peat Marwick LLP

Greenville, South Carolina
November 4, 1998


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